As filed with the Securities and Exchange Commission on August 2, 2005
     Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KITTY HAWK, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-2564006 (I.R.S. Employer Identification No.)

1515 West 20th Street P.O. Box 612787 DFW International Airport, Texas (Address of Principal Executive Offices)	75261 (Zip Code)

Kitty Hawk 2003 Long Term Equity Incentive Plan
(Full title of the plan)

Steven E. Markhoff, Esq.
Vice President Strategic Planning,
General Counsel and Corporate Secretary
Kitty Hawk, Inc.
1515 West 20th Street
P.O. Box 612787
DFW International Airport, Texas 75261
(Name and address of agent for service)
(972) 456-2200
(Telephone number, including area code, of agent for service)
with copies of communications to:
Garrett A. DeVries, Esq.
Haynes and Boone, LLP
901 Main Street, Suite 3100
Dallas, Texas 75202
(214) 651-5000

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of securities	Amount to be	offering price	aggregate offering	registration fee
to be registered	registered (2)	per share (3)	price (3)	(3)
Common Stock, par value $0.000001 per share (1)	500,000	$1.095	$547,500	$64.44

(1)	Each share of Common Stock is accompanied by one preferred share purchase right as set forth in the Rights Agreement, dated as of January 21, 2004, by and between Kitty Hawk, Inc. and American Stock Transfer & Trust Company.

(2)	Plus such indeterminate number of shares of common stock as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

(3)	The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h)(1) of Rule 457 promulgated under the Securities Act of 1933, as amended, and are based upon the average of the high price and low prices of the common stock reported on the American Stock Exchange on July 27, 2005.

STATEMENT UNDER GENERAL INSTRUCTION E
REGISTRATION OF ADDITIONAL SECURITIES
     This Registration Statement on Form S-8 is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, to register an additional 500,000 shares of common stock pursuant to the Kitty Hawk 2003 Long Term Equity Incentive Plan (the “Plan”). Except as set forth below, this Registration Statement incorporates by reference the contents of the registrant’s registration statement on Form S-8 (File No. 333-109084), and all the exhibits thereto, relating to the Plan, which were previously filed with the Securities and Exchange Commission on September 24, 2003.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
     The Company hereby incorporates by reference the following documents filed with the Securities and Exchange Commission (the “Commission”):
(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 10, 2005;

(b)	The Company’s Current Report on Form 8-K, filed on May 10, 2005;

(c)	The Company’s Current Report on Form 8-K, filed on June 13, 2005;

(d)	The Company’s Current Report on Form 8-K, filed on June 30, 2005;

(e)	The Company’s Current Report on Form 8-K, filed on July 7, 2005;

(f)	The Company’s Current Report on Form 8-K, filed on July 15, 2005;

(g)	The Company’s Current Report on Form 8-K, filed on July 20, 2005;

(h)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005, filed on May 10, 2005;

(i)	The description of the Company’s common stock appearing under the heading “Description of Registrant’s Securities to be Registered” contained in the Company’s Registration Statement on Form 8-A (File No. 001-32284), filed with the Commission on August 23, 2004; and

(j)	All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date such documents are filed.
     Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.	Exhibits

Exhibit
No.	Description

4.1	Second Amended and Restated Certificate of Incorporation of Kitty Hawk, Inc. (Exhibit 99.1 to Kitty Hawk, Inc.’s Form 8-K filed October 1, 2002, and incorporated herein by reference).

4.2	Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation of Kitty Hawk, Inc., dated July 13, 2004 (Exhibit 3.3 to Kitty Hawk, Inc.’s Registration Statement on Form 8-A filed August 23, 2004, and incorporated herein by reference).

4.3	Second Amended and Restated Bylaws of Kitty Hawk, Inc., dated October 31, 2003 (Exhibit 3.3 to Kitty Hawk, Inc.’s amended Registration Statement on Form 8-A/A filed November 12, 2003, and incorporated herein by reference).

4.4	Specimen Common Stock Certificate (Exhibit 3.4 to Kitty Hawk, Inc.’s amended Registration Statement on Form 8-A/A filed March 12, 2003, and incorporated herein by reference).

4.5	Kitty Hawk 2003 Long Term Equity Incentive Plan (Exhibit 4.5 to Kitty Hawk, Inc.’s Form S-8 filed September 24, 2003, and incorporated herein by reference).

4.6	Certificate of Designation, Preferences and Rights of Series A Preferred Stock, par value $0.01 per share, of Kitty Hawk, Inc., filed as of January 28, 2004.

4.7	Amendment Number One to the Kitty Hawk 2003 Long Term Equity Incentive Plan (Exhibit 10.1 to Kitty Hawk, Inc.’s Form 8-K filed July 7, 2005, and incorporated herein by reference).

5.1*	Opinion of Haynes and Boone, LLP.

10.1	Rights Agreement, dated January 21, 2004, by and between Kitty Hawk, Inc. and American Stock Transfer and Trust Company (Exhibit 1 to Kitty Hawk, Inc.’s Registration Statement on Form 8-A dated January 26, 2004, and incorporated herein by reference).

23.1*	Consent of Grant Thornton LLP, independent registered public accounting firm.

23.2*	Consent of Haynes and Boone, LLP (included in its legal opinion filed as Exhibit 5.1 hereto).

24.1*	Power of Attorney of the Directors of Kitty Hawk, Inc. (incorporated in the signature page of this Registration Statement).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of DFW International Airport, State of Texas, on July 31, 2005.

KITTY HAWK, INC.
By:	/s/ Robert W. Zoller, Jr.
Robert W. Zoller, Jr.
President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Kitty Hawk, Inc., a Delaware corporation, do hereby constitute and appoint Robert W. Zoller, Jr. and Steven E. Markhoff, and each of them, their true and lawful attorneys-in-fact and agents or attorney-in-fact and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules and regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments (including any post-effective amendments) and supplements thereto, and to any and all instruments or documents filed as part or in connection with this Registration Statement, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. The Power of Attorney may be signed in several counterparts.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons and in the following capacities on July 31, 2005.

Signature	Title

/s/ Robert W. Zoller, Jr.	Chief Executive Officer, President and Director
Robert W. Zoller, Jr.	(Principal Executive Officer)

/s/ Gerald L. Gitner	Non-Executive Chairman of the Board of Directors
Gerald L. Gitner	and Director

/s/ James Kupferschmid	Chief Financial Officer
James Kupferschmid	(Principal Financial Officer)

/s/ Jessica L. Wilson	Chief Accounting Officer
Jessica L. Wilson	(Principal Accounting Officer)

/s/ Raymond B. Greer
Raymond B. Greer	Director

/s/ Myron Kaplan
Myron Kaplan	Director

/s/ Joseph D. Ruffolo
Joseph D. Ruffolo	Director

/s/ Laurie M. Shahon
Laurie M. Shahon	Director

EXHIBIT INDEX

Exhibit
No.	Description

4.1	Second Amended and Restated Certificate of Incorporation of Kitty Hawk, Inc. (Exhibit 99.1 to Kitty Hawk, Inc.’s Form 8-K filed October 1, 2002, and incorporated herein by reference).

4.2	Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation of Kitty Hawk, Inc., dated July 13, 2004 (Exhibit 3.3 to Kitty Hawk, Inc.’s Registration Statement on Form 8-A filed August 23, 2004, and incorporated herein by reference).

4.3	Second Amended and Restated Bylaws of Kitty Hawk, Inc., dated October 31, 2003 (Exhibit 3.3 to Kitty Hawk, Inc.’s amended Registration Statement on Form 8-A/A filed November 12, 2003, and incorporated herein by reference).

4.4	Specimen Common Stock Certificate (Exhibit 3.4 to Kitty Hawk, Inc.’s amended Registration Statement on Form 8-A/A filed March 12, 2003, and incorporated herein by reference).

4.5	Kitty Hawk 2003 Long Term Equity Incentive Plan (Exhibit 4.5 to Kitty Hawk, Inc.’s Form S-8 filed September 24, 2003, and incorporated herein by reference).

4.6	Certificate of Designation, Preferences and Rights of Series A Preferred Stock, par value $0.01 per share, of Kitty Hawk, Inc., filed as of January 28, 2004.

4.7	Amendment Number One to the Kitty Hawk 2003 Long Term Equity Incentive Plan (Exhibit 10.1 to Kitty Hawk, Inc.’s Form 8-K filed July 7, 2005, and incorporated herein by reference).

5.1*	Opinion of Haynes and Boone, LLP.

10.1	Rights Agreement, dated January 21, 2004, by and between Kitty Hawk, Inc. and American Stock Transfer and Trust Company (Exhibit 1 to Kitty Hawk, Inc.’s Registration Statement on Form 8-A dated January 26, 2004, and incorporated herein by reference).

23.1*	Consent of Grant Thornton LLP, independent registered public accounting firm.

23.2*	Consent of Haynes and Boone, LLP (included in its legal opinion filed as Exhibit 5.1 hereto).

24.1*	Power of Attorney of the Directors of Kitty Hawk, Inc. (incorporated in the signature page of this Registration Statement).

*	Each document marked with an asterisk is filed herewith.